Exhibit 10.27.4

                      AMENDMENT NO. 2 TO SECURITY AGREEMENT
                                 March 30, 2004

         Reference is made to that certain Security Agreement dated December 30, 2003 made by INYX, Inc., a Nevada corporation (the "Borrower") in favor LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (the "Laurus"") as amended by Amendment No.1 to Security Agreement dated February 27, 2004 (and as amended, supplemented or otherwise modified, hereafter, the "Security Agreement") pursuant to which, among other things, the Borrower issued a secured minimum borrowing note in the original principal amount of Two Million Dollars ($2,000,000) (the " MB Note") and a secured revolving note in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Revolving Note") to Laurus. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

         WHEREAS, the Borrower and Laurus have agreed to amend the Security Agreement to increase the original principal amount of the Revolving Note to Four Million Five Hundred Thousand Dollars ($4,500,000) and the Borrower desires to make such changes; and

         WHEREAS the Borrower and Laurus agree that on the date hereof the aggregate amount outstanding under the i) Revolving Note and ii) that certain Secured Convertible Minimum Borrowing Note of the Borrower dated December 30, 2003 (as amended by Amendment No. 1 to the Minimum Borrowing Note dated February 27, 2004) and made in favor of Laurus, is $5,500,000, such amount including Overadvances granted to the Borrower, outstanding on the date hereof

         NOW, THEREFORE, in consideration for the execution and delivery by the Borrower of this amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "Revolving Note" contained in Annex A to the Security Agreement is hereby deleted in its entirety and the following inserted in its stead:

                           "Revolving  Note" means that secured  revolving  note
                  made by the Company in favor of Laurus in the aggregate principal amount of up to Four Million Five Hundred Thousand United States Dollars (USD$4,500,000)."

         2. The foregoing amendments shall be effective as of December 30, 2003.

         3. There are no other amendments to the Security Agreement, and all of the other forms, terms and provisions of the Security Agreement remain in full force and effect.


         4. The Borrower hereby represents and warrants to Laurus that as of the date hereof all representation, warranties and covenants made by Borrower in connection with the Security Agreement are true correct and complete and all of Borrower's covenants requirements have been met.


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         IN WITNESS  WHEREOF,  each of the  Borrower  and Laurus has caused this
Amendment No. 2 to Security Agreement signed in its name on this 30th day of March, 2004.


                                             INYX, INC.


                                             By:________________________________
                                                Name:
                                                Title:



                                                     LAURUS MASTER FUND, LTD.


                                             By:________________________________
                                                Name:
                                                Title: